UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2008 (October 22, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On October 22, 2008, the Seneca Nation of Indians issued a press release relating to developments in the lawsuit Citizens Against Casino Gambling in Erie County v. Hogen (also previously referred to by the Seneca Gaming Corporation as Citizens Against Casino Gambling in Erie County v. Kempthorne).

A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: October 28, 2008		/s/ RAJAT SHAH
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit No.

*99.1	Press release.

*              Filed herewith

Forward-Looking Statements

The following announcement was issued by the Seneca Nation of Indians (the “Nation”), and as such, is not directly attributable to the Seneca Gaming Corporation or its subsidiaries (“SGC”).

The words “continue”, “will”, and words of similar meaning, as they relate to SGC, indicate forward-looking statements, which involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in the release.  SGC disclaims any obligation to update any such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.  Additional information concerning potential factors that could affect SGC and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of SGC with the Securities and Exchange Commission.